PMA CAPITAL CORPORATION
401(k) EXCESS PLAN

MARCH 2001

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5.1	Immediate Vesting	6

ARTICLE VI - PAYMENT OF BENEFITS		6
6.1	Benefit upon Termination of Employment	6
6.2	Payment of Benefits at Retirement	6
6.3	Payment of Benefits Following Death	7
6.4	Earnings where Installment Payments Are Made	7
6.5	Form of Payment	7
6.6	Change of Control where Installment Payments Are Made	7
6.7	Reduced Benefit upon Request following a Change of Control	7
6.8	Total Disability	7

ARTICLE VII - ADMINISTRATION OF THE PLAN		7
7.1	Administrator	7
7.2	Committee Action	7
7.3	Powers and Duties of the Administrator	8
7.4	Decisions of Administrator	8
7.5	Administrative Expenses	8
7.6	Eligibility to Participate	9
7.7	Insurance and Indemnification for Liability	9
7.8	Agent for Service of Legal Process	9
7.9	Delegation of Responsibility	9
7.10	Claims Procedure	9

ARTICLE VIII - AMENDMENT AND TERMINATION		10
8.1	Amendment or Termination	10

ARTICLE IX - MISCELLANEOUS		11
9.1	Funding	11
9.2	Status of Employment	11
9.3	Payments to Minors and Incompetents	11
9.4	Inalienability of Benefits	11
9.5	Governing Law	12
9.6	Severability	12
9.7	Required Information to Administrator	12
9.8	Income and Payroll Tax Withholding	12
9.9	Application of Plan	12
9.10	No Effect on Other Benefits	12
9.11	Inurement	12
9.12	Notice	13
9.13	Captions	13
9.14	Acceleration of Payments	13
9.15	Reporting and Disclosure Requirements	13
9.16	Gender and Number	13

ARTICLE X - ADOPTION BY AFFILIATED EMPLOYERS		13
10.1	Adoption of Plan	13
10.2	Withdrawal from Plan	14
10.3	Application of Withdrawal Provisions	14
10.4	Plan Sponsor Appointed Agent of Participating Companies	14

APPENDIX A - INVESTMENT OPTIONS AVAILABLE FOR MEASUREMENT OF INVESTMENT EARNINGS OR LOSSES UNDER PLAN		15

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APPENDIX B - LIST OF PARTICIPATING COMPANIES	16

PLAN EXHIBIT A - PLAN ADOPTION AGREEMENT	17

PLAN ADOPTION AGREEMENT - PENNSYLVANIA MANUFACTURERS' ASSOCIATION INSURANCE COMPANY	18

PLAN ADOPTION AGREEMENT - PMA CAPITAL INSURANCE COMPANY (FORMERLY PMA REINSURANCE CORPORATION)	19

PLAN ADOPTION AGREEMENT - CALIBER ONE INDEMNITY COMPANY	20

PLAN ADOPTION AGREEMENT - CALIBER ONE MANAGEMENT COMPANY, INC.	21

PLAN ADOPTION AGREEMENT - PMA MANAGEMENT CORP	22

PLAN ADOPTION AGREEMENT - PMA RE MANAGEMENT COMPANY	23

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PMA CAPITAL CORPORATION
401(k) EXCESS PLAN

ARTICLE I —INTRODUCTION

        1.1 Introduction. PMA Capital Corporation (then known as the Pennsylvania Manufacturers Corporation) (the “Plan Sponsor”) previously established the PMA Capital Corporation Executive Deferred Compensation Plan (then known as the PMC Executive Deferred Compensation Plan) (the “Deferred Compensation Plan”) to provide certain benefits in excess of the benefit provided under the PMA Capital Corporation 401(k) Plan (then known as The PMC 401(k) Plan) (the “Qualified Plan”). The Plan Sponsor has decided to provide certain benefits previously provided under the Deferred Compensation Plan in a separate plan to be known as the PMA Capital Corporation 401(k) Excess Plan (the “Plan”), as set forth herein, and has restated the Deferred Compensation Plan to, among other things, reflect the removal from the Deferred Compensation Plan of those provisions set forth herein.

        The Plan is established for the purpose of providing certain employees of the Plan Sponsor and certain of its affiliated employers with certain benefits that would be provided under the Qualified Plan but for the limitations imposed by Sections 401(k), 401(m), 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. The Plan is intended to be an unfunded arrangement, maintained primarily for the purpose of providing deferred compensation for a select group of management and/or highly compensated employees of the Plan Sponsor and its affiliated employers within the meaning of Sections 201(2) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II —DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

        2.1 Administrator means the committee (hereinafter referred to as “Committee”) appointed by the President of the Plan Sponsor to serve as the Administrator of the Plan. If no such Committee is appointed, the Plan Sponsor shall be the Administrator of the Plan.

        2.2 Affiliated Employer means a member of a group of employers, of which the Plan Sponsor is a member and which group constitutes:

(a) A controlled group of corporations (as defined in Section 414(b) of the Code);

(b) Trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code);

(c) Trades or businesses (whether or not incorporated) which constitute an affiliated service group (as defined in Section 414(m) of the Code); or

(d) Any other entity required to be aggregated with the Plan Sponsor pursuant to Section 414(o) of the Code and the Treasury regulations thereunder.

        2.3 Annual Distribution Period means the first 60 days of a Plan Year.

        2.4 Beneficiary means the Participant’s designated beneficiary under the Qualified Plan, unless the Participant designates a different beneficiary (or, in the event there is no designated beneficiary under the Qualified Plan, (a) the Participant’s surviving spouse, or (b) if there is no surviving spouse, the Participant’s beneficiary under the Plan

Sponsor’s group term life insurance program, or (c) if neither (a) nor (b) is applicable, the executors and/or administrators of the Participant’s estate).

        2.5 Board of Directors means the Board of Directors of the Plan Sponsor, as from time to time constituted, or any committee thereof which is authorized to act on behalf of the Board of Directors.

        2.6 Change of Control means a change of control of the Plan Sponsor of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Item 1(a) of a Current Report on Form 8-K or any successor rule, whether or not the Plan Sponsor is then subject to such reporting requirements; provided that, without limitation, such a Change of Control shall be deemed to have occurred if:

     (a) Any “person”(as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or first becomes the “beneficial owner”(as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, in a transaction or series of transactions, of securities of the Plan Sponsor representing more than 50% of the voting power of the Plan Sponsor’s voting capital stock (the “Voting Stock”); or

     (b) The consummation of a merger, or other business combination after which the holders of the Voting Stock do not collectively own 50% or more of the voting capital stock of the entity surviving such merger or other business combination, or the sale, lease, exchange or other transfer in a transaction or series of transactions of all or substantially all of the assets of the Plan Sponsor; or

     (c) At any time individuals who were either nominated for election by the Plan Sponsor’s Board of Directors or were elected by the Plan Sponsor’s Board of Directors cease for any reason to constitute at least a majority of the Plan Sponsor’s Board of Directors.

        2.7 Code means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such Section.

        2.8 Compensation means a Participant’s Compensation as such term is defined in the Qualified Plan, without taking into account the Code Section 401(a)(17) limitation and before reduction for employee contributions under this or any other nonqualified savings plan.

        2.9 Deferred Compensation Plan means the PMA Capital Corporation Executive Deferred Compensation Plan (formerly known as the PMC Executive Deferred Compensation Plan).

        2.10 Determination Date means March 31, June 30, September 30 and December 31 of each Plan Year.

        2.11 Effective Date means January 1, 1999.

        2.12 Eligible Employee means an officer of a Participating Company, provided such officer is a member of a select group of management and highly compensated employees within the meaning of Section 201(2) of ERISA.

        2.13 Employee Pre-Tax Contributions means the employee pre-tax contributions (i.e., Basic Contributions) that a Participant may elect to make to the Qualified Plan.

        2.14 Employee Pre-Tax Credits means the amounts credited to a Participant’s Excess 401(k) Plan Account pursuant to Section 4.3.

        2.15 Employer Matching Contributions means the employer matching contributions made by the Participating Company on behalf of a Participant to the Qualified Plan.

        2.16 Employer Matching Credits means the amounts credited to a Participant’s Excess 401(k) Plan Account pursuant to Section 4.5.

        2.17 Employment Termination Date means the date on which the Participant’s status as an employee of a Participating Company terminates.

        2.18 ERISA means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific Section of ERISA shall include such Section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such Section.

        2.19 Excess 401(k) Plan Account means the separate account established and maintained, solely as a bookkeeping entry, by the Plan Sponsor in the name of each Participant pursuant to, and in accordance with, Section 4.1.

        2.20 Excess Salary Reduction Agreement means the written salary reduction agreement entered into by a Participant and the Participating Company pursuant to this Plan and which is made on a form prescribed by the Administrator.

        2.21 Participant means an Eligible Employee who is participating in the Plan in accordance with the provisions of Article III.

        2.22 Participating Company means the Plan Sponsor and each of its Affiliated Employers which, upon the approval of the Board of Directors, has agreed to participate in this Plan in accordance with the provisions of Article X. Each Participating Company is listed on Appendix B.

        2.23 Payroll Period means the regular payroll period used by the Participating Company for the payment of wages and salaries to employees.

        2.24 Plan means the PMA Capital Corporation 401(k) Excess Plan, as set forth in this document and as amended from time to time.

        2.25 Plan Sponsor means PMA Capital Corporation (formerly known as Pennsylvania Manufacturers Corporation), a Pennsylvania corporation.

        2.26 Plan Year means the calendar year.

        2.27 Qualified Plan means the PMA Capital Corporation 401(k) Plan, as amended from time to time.

        2.28 Total Disability shall mean a medically determinable physical or mental condition of such severity and probable prolonged duration as to render the Participant, as determined by the Administrator, upon the advice of a licensed physician the Administrator may consult, unable to meet the requirements of his or her customary employment in a satisfactory manner. A Participant’s Total Disability shall be determined by the Administrator upon the basis of a medical examination and of such other evidence as the Administrator deems necessary and desirable. However, a Participant’s eligibility for disability benefits under Title II of the Federal Social Security Act or under the Plan Sponsor’s insured long term disability plan shall be conclusive proof of the Participant’s Total Disability.

        2.29 Valuation Date shall mean each day on which the NYSE is open for business and such other date(s), if any, as the Administrator shall determine.

        2.30 Vanguard Funds means any of the mutual funds of The Vanguard Group of Investment Companies listed in Appendix A.

ARTICLE III —PARTICIPATION

        3.1 Eligibility to Participate. Any Eligible Employee who is participating in the Qualified Plan shall be eligible to become a Participant in this Plan.

        3.2 Procedure for and Effect of Admission. An Eligible Employee shall become a Participant once he/she has completed an Excess Salary Reduction Agreement and such other forms and provided such data as are reasonably required by the Administrator. By becoming a Participant, an Eligible Employee shall for all purposes be deemed conclusively to have assented to the provisions of this Plan and all amendments hereto.

ARTICLE IV —CREDITS TO EXCESS 401(K) PLAN ACCOUNTS

        4.1 Establishment of Plan Accounts. The Plan Sponsor shall establish and maintain on its books and records, solely as a bookkeeping entry, an Excess 401(k) Plan Account for each Participant. Each Excess 401(k) Plan Account will be used to record:

(a) The Employee Pre-Tax Credits and Employer Matching Credits credited under this Plan on behalf of the Participant pursuant to Sections 4.3 and 4.5;

(b) The credits or debits for investment earnings or losses under Section 4.6; and

(c) The payments of benefits to the Participant or the Participant's Beneficiary under Article VI.

        4.2 Investment Obligation of the Plan Sponsor. Benefits are payable as they become due irrespective of any actual investments the Plan Sponsor may make to meet its obligations. Neither the Plan Sponsor, nor any trustee (in the event the Plan Sponsor elects to use a grantor trust to accumulate funds) shall be obligated to purchase or maintain any asset, and any reference to investments or Vanguard Funds is solely for the purpose of computing the value of benefits. To the extent a Participant or any person acquires a right to receive payments from the Plan Sponsor under this Plan, such right shall be no greater than the right of any unsecured creditor of the Plan Sponsor. Neither this Plan nor any action taken pursuant to the terms of this Plan shall be considered to create a fiduciary relationship between the Plan Sponsor and the Participants or any other persons or to establish a trust in which the assets are beyond the claims of any unsecured creditor of the Plan Sponsor.

        4.3 Employee Pre-Tax Credit.

     (a) Manner of Election. A Participant may elect, by completing an Excess Salary Reduction Agreement, to reduce the amount of Compensation that the Participant would otherwise receive from the Participating Companies and have the amount of such reduction credited to the Participant’s Excess 401(k) Plan Account as an Employee Pre-Tax Credit.

     (b) Condition Precedent to Employee Pre-Tax Credits under Plan. In order to be eligible to have the Plan Sponsor credit amounts as Employee Pre-Tax Credits to the Participant’s Excess 401(k) Plan Account under this Plan, the Participant must have elected to make the maximum Employee Pre-Tax Contributions (i.e.,Basic Contributions) permitted by the Qualified Plan after taking into account any limitations imposed on such Employee Pre-Tax Contributions by Sections 401(a)(17), 401(k), 401(m), 402(g), or 415 of the Code or any other limitation imposed by the Qualified Plan. Further, in no event shall any Employee Pre-Tax Contributions (i.e.,Basic Contributions) or Employer Matching Contributions contributed to the Qualified Plan on behalf of any Participant be transferred to this Plan from the Qualified Plan.

     (c) Participant Employed during Plan Year. For purposes of determining the Employee Pre-Tax Credit of a Participant who (1) was previously employed by an unrelated employer, (2) was covered by a qualified cash or deferred arrangement described in Section 401(k)(2) of the Code of such unrelated employer, and (3) is first employed by a Participating Company during a Plan Year, the maximum salary deferral that such

Participant may have credited to his or her Excess 401(k) Plan Account for any Plan Year as an Employee Pre-Tax Credit under the Plan shall be the amount determined by multiplying his or her Compensation by the salary deferral percentage elected by the Participant under this Plan after taking into account (i) the Employee Pre-Tax Contributions for such Plan Year under the Qualified Plan, plus (ii) the elective deferrals made by such Participant under the unrelated employer’s qualified cash or deferred arrangement for such Plan Year.

        4.4 Salary Reduction Agreement. An Excess Salary Reduction Agreement for any Plan Year shall be made before the beginning of that Plan Year and shall remain in full force and effect for subsequent Plan Years unless revoked by the Participant. In the case of an Eligible Employee who is hired during a Plan Year or an employee who becomes an Eligible Employee during a Plan Year, such Eligible Employee may enter into an Excess Salary Reduction Agreement within sixty days after the date he/she becomes eligible. In the case of the Plan Year in which the Plan is first implemented, Eligible Employees may enter into an Excess Salary Reduction Agreement within two months prior to the Effective Date of the Plan.

        4.5 Employer Matching Credits. For each Payroll Period, the Plan Sponsor shall credit each Participant’s Excess 401(k) Plan Account with Employer Matching Credits in an amount equal to:

     (a) The lesser of: (1) 5% of the Eligible Employee's Compensation for the Payroll Period; or (2) the sum of the Employee Pre-Tax Contributions and Employee Pre-Tax Credits on behalf of the Participant for the Payroll Period; minus

(b) The amount of Employer Matching Contributions made to the Qualified Plan on behalf of the Participant for the Payroll Period.

        4.6 Allocation Among Investment Options. A Participant may direct that the Employee Pre-Tax Credits and the Employer Matching Credits credited to his or her Excess 401(k) Plan Accounts be valued, in accordance with Section 4.8, as if the balance credited to the Excess 401(k) Plan Account were invested in one or more Vanguard Funds or other investments selected by the Participant. The Participant may select any of the investment options set forth in Appendix A in multiples of 5% (or such smaller percentage as the Administrator may determine). The designation of one or more investment options, whether a Vanguard Fund or otherwise, by a Participant under this Section 4.6 shall be used solely to measure the amounts of investment earnings or losses that will be credited or debited to the Participant’s Excess 401(k) Plan Account on the Plan Sponsor’s books and records, and the Plan Sponsor shall not be required under the Plan to establish any account in the Vanguard Funds or to purchase any Vanguard Fund shares or other investment on the Participant’s behalf. The designation by a Participant of any investment option under this Section 4.6 shall be made in accordance with the rules and procedures prescribed by the Administrator.

        4.7 Administration of Investments. The investment gain or loss with respect to Employee Pre-Tax Credits and the Employer Matching Credits credited to the Participant’s Excess 401(k) Plan Account on behalf of such Participant shall continue to be determined in the manner selected by the Participant pursuant to Section 4.6 until a new designation is filed with the Administrator or its appointee. If any Participant fails to file a designation, he or she shall be deemed to have elected to continue to follow the investment designation, if any, in effect for the immediately preceding Plan Year. A designation filed by a Participant changing his or her investment option selection shall apply to either future contributions, amounts already accumulated in his or her Excess 401(k) Plan Account, or both. A Participant may change his or her investment selection on any Valuation Date and such change shall be effected as soon as administratively practicable.

        4.8 Valuation of Excess 401(k) Plan Accounts. The Excess 401(k) Plan Account of each Participant shall be valued on each Valuation Date based upon the performance of the investment option or options selected by the Participant. Such valuation shall reflect the net asset value expressed per share of each designated investment option. Each Excess 401(k) Plan Account shall be valued separately. A valuation summary shall be prepared on each Determination Date and/or such other dates as may be determined by the Administrator.

ARTICLE V —VESTING

        5.1 Immediate Vesting. At all times, a Participant will be 100% vested in his or her Excess 401(k) Plan Account.

ARTICLE VI —PAYMENT OF BENEFITS

        6.1 Benefit upon Termination of Employment. Upon a Participant’s Employment Termination Date, the Plan Sponsor shall pay to the Participant an amount equal to the balance in the Participant’s Excess 401(k) Plan Account in two installments:

(a) The first installment, in an amount equal to 50% of the balance in the Excess 401(k) Plan Account, shall be paid within 60 days following his/her Employment Termination Date; and

     (b) The second installment, in an amount equal to the then remaining balance in the Excess 401(k) Plan Account, shall be paid during the first Annual Distribution Period following the date on which the first installment was paid.

        6.2 Payment of Benefits at Retirement. If a Participant remains continuously employed by a Participating Company until he or she reaches his or her “Early Retirement Date” (as such term is defined in the PMA Capital Corporation Pension Plan), the Plan Sponsor shall pay the Participant a benefit either:

(a) In two installments, according to the provisions of Section 6.1 above; or

(b) If the Participant makes an irrevocable election at least 90 days prior to the Plan Year in which he or she retires, in the following five annual installments:

     (1) During the first Annual Distribution Period following the Participant’s Employment Termination Date, a cash payment in an amount equal to 20% of the balance in the Participant’s Excess 401(k) Plan Account on the Valuation Date coincident with, or next preceding, the date payment is made;

     (2) During the second Annual Distribution Period following the Participant’s Employment Termination Date, a cash payment in an amount equal to 25% of the then balance in the Participant’s Excess 401(k) Plan Account on the Valuation Date coincident with, or next preceding, the date payment is made;

     (3) During the third Annual Distribution Period following the Participant’s Employment Termination Date, a cash payment in an amount equal to 33% of the then balance in the Participant’s Excess 401(k) Plan Account on the Valuation Date coincident with, or next preceding, the date payment is made;

     (4) During the fourth Annual Distribution Period following the Participant’s Employment Termination Date, a cash payment in an amount equal to 50% of the then balance in the Participant’s Excess 401(k) Plan Account on the Valuation Date coincident with, or next preceding, the date payment is made; and

     (5) During the fifth Annual Distribution Period following the Participant’s Employment Termination Date, a cash payment in an amount equal to the then remaining balance in the Participant’s Excess 401(k) Plan Account on the Valuation Date coincident with, or next preceding, the date payment is made.

        6.3 Payment of Benefits Following Death. Upon a Participant’s date of death, the Administrator shall reduce the balance in the Participant’s Excess 401(k) Plan Account by the amount that the Participant has previously received or shall receive pursuant to Section 6.2. Thereafter, the Plan Sponsor shall pay to the Participant’s Beneficiary a single sum payment, in cash, equal to the balance credited to the Participant’s Excess 401(k) Plan Account on the Valuation Date coincident with, or next preceding, the date payment is made. Payment under this Section 6.3 shall be made as soon as practicable following the receipt by the Plan Sponsor of acceptable proof of the Participant’s death.

        6.4 Earnings where Installment Payments Are Made. Where any benefit is paid in annual installments, the undistributed balance credited to the Account during the period of the installment payments and ending on the date of the last installment payment shall be credited with investment earnings or debited with investment losses in accordance with Section 4.6.

        6.5 Form of Payment. All payments under this Plan shall be in cash only and no Participant or Beneficiary shall have any right to receive a distribution in any other form of payment.

        6.6 Change of Control where Installment Payments Are Made. In the event of a Change of Control of the Plan Sponsor, a terminated or retired Participant, who has not received his or her entire balance under Section 6.1 or 6.2, shall be paid by the Plan Sponsor any undistributed balance credited to the Participant’s Excess 401(k) Plan Account, in a single sum payment, in cash, as soon as practicable following such Change of Control.

        6.7 Reduced Benefit upon Request following a Change of Control. Within 60 days following a Change of Control, a Participant may elect in writing to receive an immediate distribution of a reduced benefit under the Plan. If the Participant makes such an election under this Section 6.7, the amount of the reduced benefit shall equal the balance credited to the Participant’s Excess 401(k) Plan Account, reduced by the lesser of 5% of the balance or $25,000.

        6.8 Total Disability. If a Participant incurs a Total Disability, he or she will be deemed to have incurred his or her Employment Termination Date on the date that is 26 weeks after the date he or she commenced receiving short term disability benefits under the Plan Sponsor’s Health and Welfare Plan and the provisions of Section 6.1 shall apply to such Participant.

ARTICLE VII —ADMINISTRATION OF THE PLAN

        7.1 Administrator. The Committee appointed by the President of the Plan Sponsor is hereby designated as the administrator of the Plan. If no Committee is appointed by the Plan Sponsor as the Administrator, the Plan Sponsor shall be the Administrator of the Plan. The Administrator shall have the authority to control and manage the operation and administration of the Plan. The President of the Plan Sponsor may appoint another person to be the Administrator at any time. The President of the Plan Sponsor may also remove an Administrator and fill any vacancy which may arise.

        7.2 Committee Action. If a Committee is appointed as Administrator, the following rules apply:

     (a) On all matters within the jurisdiction of the Committee, the decision of a majority of the members of the Committee shall govern and control. The Committee may take action either at a meeting or in writing without a meeting, provided that in the latter instance all members of the Committee shall have been advised of the action contemplated and that the written instrument evidencing the action shall be signed by a majority of the members.

     (b) The President of the Plan Sponsor shall appoint the Chair of the Committee. The Committee may appoint, either from among its members or otherwise, a secretary who shall keep a record of all meetings and actions taken by the Committee. Either the Chair of the Committee or any member of the Committee designated by the Chair shall execute any certificate, instrument or other written direction on behalf of the Committee. Any action taken on matters within the discretion of the

Committee. Any action taken on matters within the discretion of the Committee shall be final and conclusive as to the parties thereto and as to all Participants or beneficiaries claiming any right under the Plan.

        7.3 Powers and Duties of the Administrator. The Administrator shall have all powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, without limiting the generality of the foregoing, the power to:

     (a) Appoint, retain, and terminate such persons as it deems necessary or advisable to assist in the administration of the Plan or to render advice with respect to the responsibilities of the Administrator under the Plan, including accountants, attorneys and physicians;

(b) Make use of the services of the employees of the Participating Company in administrative matters;

(c) Obtain and act on the basis of all valuations, certificates, opinions and reports furnished by the persons described in (a) or (b) above;

(d) Review the manner in which benefit claims and other aspects of the Plan administration have been handled by the employees of the Participating Company;

     (e) Determine all benefits and resolve all questions pertaining to the administration and interpretation of the Plan provisions, either by rules of general applicability or by particular decisions; to the maximum extent permitted by law, all interpretations of the Plan and other decisions of the Administrator shall be conclusive and binding on all parties;

     (f) Adopt such forms, rules and regulations as it shall deem necessary or appropriate for the administration of the Plan and the conduct of its affairs, provided that any such forms, rules and regulations shall not be inconsistent with the provisions of the Plan;

(g) Remedy any inequity from incorrect information received or communicated or from administrative error;

(h) Commence or defend any litigation arising from the operation of the Plan in any legal or administrative proceeding;

(i) Determine all considerations affecting the eligibility of any Eligible Employee to become a Participant or remain a Participant in the Plan;

(j) Determine the status and rights of Participants and their Beneficiaries;

(k) Direct the Plan Sponsor to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan; and

(l) Be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

        7.4 Decisions of Administrator. All decisions of the Administrator, and any action taken by it in respect of the Plan shall be conclusive and binding on all persons, subject to the claims and appeal procedure described in Section 7.10 hereof.

        7.5 Administrative Expenses. All expenses incident to the operation and administration of the Plan reasonably incurred, including, without limitation by way of specification, the fees and expenses of attorneys and advisors, and for such other professional, technical and clerical assistance as may be required, shall be paid by the Plan Sponsor.

        7.6 Eligibility to Participate. No member of the Administrator who is also an Eligible Employee shall be precluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Administrator, to act or pass upon any matters pertaining specifically to his or her own benefit under the Plan.

        7.7 Insurance and Indemnification for Liability. The rules relating to the insurance and indemnification for liability are as follows:

     (a) Insurance.The Plan Sponsor may, in its discretion, obtain, pay for, and keep current a policy or policies of insurance, insuring members of the Administrator and other employees to whom any responsibility with respect to administration of the Plan has been delegated against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable federal or state law.

     (b) Indemnity.If the Plan Sponsor does not obtain, pay for, and keep current the type of insurance policy or policies referred to in Section 7.7(a) above, or if such insurance is provided but any of the members of the Administrator or other employees referred to in Section 7.7(a) above incur any costs or expenses which are not covered under such policies, then, in either event, the Plan Sponsor shall, to the extent permitted by law, indemnify and hold harmless such parties against any and all costs, expenses and liabilities incurred by such parties in performing their duties and responsibilities under this Plan, provided such party or parties were acting in good faith within what was reasonably believed to have been in the best interests of the Plan and its Participants.

        7.8 Agent for Service of Legal Process. The name and address of the person designated as the agent for service of legal process are:

Plan Administrator
PMA Capital Corporation
1735 Market Street, 27th Floor
Philadelphia, PA 19103

        7.9 Delegation of Responsibility. The Administrator may designate a committee of one or more persons to carry out any of the responsibilities or functions assigned or allocated to the Administrator under the Plan. Each reference to the Administrator in this Plan shall include the Administrator as well as any person to whom the Administrator may have delegated the performance of a particular function or responsibility under this Section 7.9.

        7.10 Claims Procedure.

     (a) Claim for Benefits.All claims for benefits under the Plan shall be made in writing and shall be signed by the applicant. Claims shall be submitted to a representative designated by the Administrator and hereinafter referred to as the “Claims Coordinator”.

     Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 60 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

     In the event the Claims Coordinator denies a claim for benefits, in whole or in part, the Claims Coordinator shall notify the applicant in writing of the denial of the claim and notify such applicant of his or her right to a review of the Claims Coordinator’s decision by the Administrator. Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the applicant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim, with an explanation of why such material or information is necessary, and an explanation of the Plan’s claims review procedure as set forth in this Section 7.10.

     If no action is taken by the Claims Coordinator on an applicant’s claim within 60 days after receipt by the Claim Coordinator, such application shall be deemed to be denied for purposes of the following appeals procedure.

     (b) Appeals Procedure.Any applicant whose claim for benefits is denied in whole or in part (“Claimant”) may appeal from such denial to the Administrator for a review of the decision by the Administrator. Such appeal must be made within six months after the Claimant has received written notice of the denial as provided above in Section 7.10(a). An appeal must be submitted in writing within such period and must:

(1) Request a review by the Administrator of the claim for benefits under the Plan;

(2) Set forth all of the grounds upon which the Claimant's request for review is based and any facts in support thereof; and

(3) Set forth any issues or comments which the Claimant deems pertinent to the appeal.

     The Administrator shall regularly review appeals by Claimants. The Administrator shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing the Claimant’s request for review. If such an extension of time for processing is required, written notice of the extension shall be forwarded to the Claimant prior to the commencement of the extension. In no event shall such extension exceed a period of 120 days after the request for review is received by the Administrator.

     The Administrator shall make a full and fair review of each appeal and any written materials submitted by the Claimant and/or the Participating Company in connection therewith. The Administrator may require the Claimant and/or the Participating Company to submit such additional facts, documents or other evidence as the Administrator in its discretion deems necessary or advisable in making its review. The Claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Administrator, provided the Administrator finds the requested documents or materials are pertinent to the appeal.

     On the basis of its review, the Administrator shall make an independent determination of the Claimant’s eligibility for benefits under the Plan. The decision of the Administrator on any claim for benefits shall be final and conclusive upon all parties thereto.

     In the event the Administrator denies an appeal, in whole or in part, the Administrator shall give written notice of the decision to the Claimant, which notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reasons for such denial and which shall make specific reference to the pertinent Plan provisions on which the Administrator’s decision was based.

     (c) Compliance with Regulations.It is intended that the claims procedure of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR § 2560.503-1.

ARTICLE VIII —AMENDMENT AND TERMINATION

        8.1 Amendment or Termination.

(a) The Board of Directors shall have the right to alter, amend, modify, restate or terminate the

Plan, or any part thereof, through the adoption of a written resolution when in its absolute discretion, it determines such action to be advisable; provided, however, that no such action by the Board of Directors shall reduce the amount credited to a Participant’s Excess 401(k) Plan Account at the time of the adoption of the amendment, modification or restatement and no such amendment, modification or restatement or termination may occur as a result of a Change of Control, within two years after a Change of Control, or as part of any plan to effect a Change of Control. Each amendment shall be set forth in a written instrument.

     (b) In the event of termination, the Plan Sponsor, at its option, may pay each Participant an amount equal to the total amount credited to the Participant’s Excess 401(k) Plan Account in a single sum payment of cash or, in the alternative, pay such amount in accordance with the provisions of Article VI. Termination of the Plan shall not serve to reduce the amount credited to a Participant’s Excess 401(k) Plan Account on the date of termination. Moreover, no such termination may occur as a result of a Change of Control, within two years after a Change of Control, or as part of any plan to effect a Change of Control.

ARTICLE IX —MISCELLANEOUS

        9.1 Funding. Nothing contained in this Plan and no action taken pursuant to this Plan will create or be construed to create or require a funded arrangement or any kind of fiduciary duty between the Plan Sponsor and/or the Administrator and a Participant. Benefits payable under this Plan to a Participant or Beneficiary, if applicable, shall be paid directly by the Plan Sponsor from a grantor trust (the “Trust”) within the meaning of Section 671 of the Code, to the extent that such benefits are not paid from the general assets of the Plan Sponsor or other Participating Company. The Trust must be an irrevocable grantor trust, the assets of which are subject to the claims of the general creditors of the Plan Sponsor in the event of its insolvency, defined for the purposes of this provision as the Plan Sponsor’s inability to pay its debts as they become due or that the Plan Sponsor is subject to a pending proceeding under the United States Bankruptcy Code. Except as to any amounts paid or payable to the Trust, the Plan Sponsor shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and his or her Beneficiary shall not have any property interest in any specific assets of the Plan Sponsor other than an unsecured right to receive payments from the Plan Sponsor as provided herein. To the extent any person acquires a right hereunder, such right(s) shall be no greater than those of a general, unsecured creditor of the Plan Sponsor. In the event that the amounts accumulated in the Trust are not sufficient to pay the benefits payable under this Plan, such benefits shall be paid directly from the general assets of the Plan Sponsor or other Participating Company.

        9.2 Status of Employment. Neither the establishment or maintenance of the Plan, nor any action of the Plan Sponsor or any Participating Company or the Administrator shall be held or construed to confer upon any individual any right to be continued as an employee nor, upon dismissal, any right or interest in any assets of the Plan Sponsor or a Participating Company nor to affect any Participant’s right to terminate his/her employment at any time.

        9.3 Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Administrator or is adjudged to be legally incapable of giving a valid receipt and discharge for such benefits, they will be paid to the duly appointed guardian of such minor or incompetent or to such other legally appointed person as the Administrator may designate. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

        9.4 Inalienability of Benefits.

     (a) Benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, whether voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits under the Plan shall be void. The Plan Sponsor or other Participating Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits under the Plan.

(b) Notwithstanding Section 9.4(a), if a Participant is indebted to the Plan Sponsor or other

Participating Company at any time when payments are to be made by the Plan Sponsor to the Participant under the provisions of the Plan, the Plan Sponsor shall have the right to reduce the amount of payment to be made to the Participant (or the Participant’s Beneficiary) to the extent of such indebtedness. Any election by the Plan Sponsor not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

        9.5 Governing Law. Except to the extent preempted by federal law, the Plan shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

        9.6 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth.

        9.7 Required Information to Administrator. Each Participant will furnish to the Administrator such information as the Administrator considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant’s furnishing promptly such true, full and complete information as the Administrator may request. The Administrator, in its sole discretion, may request a Participant to submit proof of his/her age. The Administrator will, if such proof of age is not submitted when requested, use as conclusive evidence thereof such information as is deemed by it to be reliable, regardless of the lack of proof. Any notice or information which, according to the terms of the Plan or the rules of the Administrator, must be filed with the Administrator, shall be deemed so filed if addressed and either delivered in person or mailed to and received by the Administrator at the following address:

Plan Administrator
PMA Capital Corporation
1735 Market Street, 27th Floor
Philadelphia, PA 19103

Failure on the part of the Participant or Beneficiary to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits under the Plan until such information or proof is received by the Administrator.

        9.8 Income and Payroll Tax Withholding. To the extent required by the laws in effect at the time payments are made under this Plan, the Plan Sponsor shall withhold from such deferred compensation payments any taxes required to be withheld for federal, state or local tax purposes.

        9.9 Application of Plan. The Plan, as set forth herein, shall apply to any Participant terminating employment on or after the Effective Date. The Deferred Compensation Plan, as in effect on a Participant’s Employment Termination Date, shall apply to any such Participant terminating employment before the Effective Date.

        9.10 No Effect on Other Benefits. No amount credited under this Plan shall be deemed part of the total compensation for the purpose of computing benefits to which a Participant may be entitled under any pension plan or other supplemental compensation arrangement, unless such plan or arrangement specifically provides to the contrary. The amounts payable to the Participant hereunder will be in addition to any benefits paid or payable to the Participant under any other pension, disability, annuity or retirement plan or policy whatsoever. Nothing herein contained will in any manner modify, impair or affect any existing or future rights of the Participant to participate in any other employee benefits plan or receive benefits in accordance with such plan or to participate in any current or future pension plan of the Plan Sponsor or any supplemental arrangement which constitutes a part of the Plan Sponsor’s regular compensation structure.

        9.11 Inurement. The Plan shall be binding upon, and shall inure to, the benefit of the Participating Company and its successors and assigns, and the Participant and the Participant’s Beneficiaries, successors, heirs, executors and administrators.

        9.12 Notice. Any notices or elections required or permitted to be given or made under this Plan will be sufficient if in writing and if sent by first class, postage paid mail to the Participant’s last known address as shown on the Participating Company’s personnel records or to the principal office of the Participating Company, as the case may be. The date of such mailing shall be deemed the date of notice, consent or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

        9.13 Captions. The captions contained in, and the table of contents prefixed to, the Plan are inserted only as a matter of convenience and for ease of reference in no way define, limit, enlarge or describe the scope or intent of this Plan or in any way affect the Plan or the construction of any provision thereof.

        9.14 Acceleration of Payments. Notwithstanding any other provision of the Plan, if the Administrator determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his/her delegate, a decision by a court of competent jurisdiction involving a Participant, or a closing agreement involving a Participant made under Section 7121 of the Code that is approved by the Commissioner, that such Participant or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to benefits that are or will be payable to the Participant under the Plan before they otherwise would be paid to the Participant or Beneficiary (as applicable), upon the request of the Participant or Beneficiary, the Administrator shall immediately make distribution to the Participant or Beneficiary of the amount so taxable.

        9.15 Reporting and Disclosure Requirements. In order to comply with the requirements of Title I of ERISA, the Administrator shall:

     (a) File a statement with the Secretary of Labor that includes the name and address of the employer, the employer identification number assigned by the Internal Revenue Service, a declaration that the employer maintains the Plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and a statement of the number of such plans and the number of employees in each; and

     (b) Provide plan documents, if any, to the Secretary of Labor upon request as required by Section 104(a)(1) of ERISA. It is intended that this provision comply with the requirements of 29 CFR §2520.104-23.

        This method of compliance is available to the Plan only so long as the Plan is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and for which benefits are paid as needed solely from the general assets of the employer or are provided exclusively through insurance contracts or policies, the premiums for which are paid directly by the employer from its general assets, issued by an insurance company or similar organization which is qualified to do business in any State, or both.

        9.16 Gender and Number. Whenever any words are used herein in any specific gender, they shall be construed as though they were used in any other applicable gender. The singular form, whenever used herein, shall mean or include the plural form where applicable and vice versa.

ARTICLE X — ADOPTION BY AFFILIATED EMPLOYERS

        10.1 Adoption of Plan. The following rules shall apply with respect to the adoption of the Plan:

(a) Adoption by Affiliated Employers. The terms of this Plan may be adopted by any Affiliated Employer, provided:

(1) The Board of Directors consents to such adoption by an appropriate written resolution;

(2) The board of directors of the Affiliated Employer adopts this Plan by an appropriate written resolution which defines the Eligible Employees; and

     (3) The Affiliated Employer executes a Plan Adoption Agreement in the form attached hereto as Plan Exhibit A, applicable to the Eligible Employees of such Affiliated Employer. The Affiliated Employer may elect in such Adoption Agreement to have special provisions apply with respect to the Eligible Employees of the Affiliated Employer which differ from the provisions of the Plan applicable to other Eligible Employees; and

(4) The Affiliated Employer executes such other documents as may be required to make such Affiliated Employer a party to the Plan as a Participating Company.

(b) Effect of Adoption. An Affiliated Employer that adopts the Plan is thereafter a Participating Company with respect to its Eligible Employees.

        10.2 Withdrawal from Plan. Any Participating Company may at any time withdraw from the Plan upon giving the Board of Directors at least 30 days prior written notice of its intention to withdraw.

        10.3 Application of Withdrawal Provisions. The withdrawal provisions contained in Section 10.2 shall be applicable only if the withdrawing Participating Company continues to cover its Participants under a plan similar to this Plan. Otherwise the termination provisions of the Plan shall apply.

        10.4 Plan Sponsor Appointed Agent of Participating Companies. As a condition precedent to the adoption of the Plan, each Affiliated Employer must appoint the Board of Directors as its agent to exercise on its behalf all of the power and authority conferred upon the Plan Sponsor by the Plan, including, without limitation, the power to amend or to terminate the Plan.

        TO RECORD the adoption of this Plan, the Plan Sponsor on behalf of itself and each other Participating Company has caused this document to be executed by its duly authorized officers as of the 29th day of March, 2001.

ATTEST:	PMA CAPITAL CORPORATION

/s/ Robert L. Pratter	By: /s/ Francis W. McDonnell
Robert L. Pratter, Secretary	Francis W. McDonnell, Senior Vice President,
Treasurer & Chief Financial Officer

APPENDIX A - INVESTMENT OPTIONS AVAILABLE FOR MEASUREMENT OF INVESTMENT
EARNINGS OR LOSSES UNDER PLAN

        (a)   Morgan Growth Fund

        (b)   Total Bond Market Index Fund

        (c)   LIFEStrategy - Moderate Growth Fund (not available after March 31, 2001)

        (d)   LIFEStrategy - Growth Fund (not available after March 31, 2001)

        (e)   500 Index Fund

        (f)   Treasury Money Market Fund

        (g)   STAR Fund

        (h)   Windsor II Fund

        (i)   International Growth Fund

        (j)   Retirement Savings Trust

        (k)   Any other investment option selected by the Administrator

APPENDIX B —LIST OF PARTICIPATING COMPANIES

        (a)   PMA Capital Corporation

        (b)   Pennsylvania Manufacturers’Association Insurance Company

        (c)   PMA Capital Insurance Company (formerly PMA Reinsurance Corporation)

        (d)   Caliber One Indemnity Company

        (e)   Caliber One Management Company, Inc.

        (f)   PMA Management Corp.

        (g)   PMA Re Management Company

PLAN EXHIBIT A —PLAN ADOPTION AGREEMENT

[INSERT NAME OF ADOPTING AFFILIATED EMPLOYER]

PMA CAPITAL CORPORATION 401(k) EXCESS PLAN

[NOTE: Plan Exhibit A is not to be completed or executed. If an Affiliated Employer adopts the Plan, a separate instrument following the form of this Plan Exhibit A shall be completed and filed with the Administrator.]

By executing this Adoption Agreement, [ NAME OF ADOPTING AFFILIATED EMPLOYER], on this __________ day of ____, 19___ hereby adopts the PMA CAPITAL CORPORATION 401(k) EXCESS PLAN (“Plan”), the terms of which Plan are incorporated herein by reference, and by adopting said Plan hereby becomes a Participating Company in said Plan effective , 20 .

        1. The Effective Date of the Plan hereby created or continued is ______________, 20__.

        2. The Board of Directors of PMA CAPITAL CORPORATION consented to the adoption of the Plan by the Affiliated Employer named herein on ________________, 20__.

        3. The Board of Directors of [NAME OF ADOPTING AFFILIATED EMPLOYER] adopted the Plan on ________________, 20__.

Attest:	Name of Participating Company

[SEAL]

By
Secretary	President

Attest:	ADOPTION CONSENTED TO BY: PMA CAPITAL CORPORATION

[SEAL]

By
Secretary	President